EXHIBIT 2

                          [FORM OF WARRANT AGREEMENTS]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                          COMMON STOCK PURCHASE WARRANT

No. 2000-

                      To Purchase Shares of Common Stock of

LATIN AMERICAN CASINOS, INC.

         THIS CERTIFIES that, for value received, _________ (the "HOLDER", including permitted assigns), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to December 11, 2005 (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from Latin American Casinos, Inc., a Delaware corporation (the "COMPANY"), ________ (______) shares of Common Stock (the "WARRANT SHARES"). The purchase price of one share of Common Stock (the "EXERCISE PRICE") under this Warrant shall be equal to $1.75, or the Holder may exercise this Warrant pursuant to the Cashless Exercise feature set forth in
Section 3 below. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

         1. TITLE OF WARRANT. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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         3.   EXERCISE OF WARRANT. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Exercise Form annexed hereto duly executed, to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price (or pursuant to the Cashless Exercise feature set forth below), in cash, via wire transfer or via certified check, of the shares of Common Stock thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five Business Days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price for the Warrant Shares may be by certified check or cashier's check or by wire transfer (of same day funds) to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (if applicable) and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

              The Holder may pay the Exercise Price in cash or pursuant to a "cashless exercise", as follows:

              (a) CASH EXERCISE. The Holder shall deliver immediately available funds as set forth above;


              (b) CASHLESS EXERCISE. The Holder shall surrender this Warrant to the Company together with a Notice of Exercise (indicating the Holder has elected the cashless exercise feature), in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                         X = Y (A-B)/A

              where:
                         X = the number of Warrant Shares to be issued to the Holder.

                         Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

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                         A = the average of the closing bid prices of the Common
                         Stock for the five (5) trading days immediately prior to (but not including) the date the Company receives a facsimile of the Notice of Exercise.

                         B = the Exercise Price.

              For purposes of Rule 144 (as in effect as of the original issuance date of this Warrant) promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the holder of this Warrant, and the holding period for such Warrant Shares shall be deemed to have been commenced, on the original issue date of this Warrant.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares of common stock or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuing fractional shares, the Company shall round up to the nearest whole share the number of Warrant Shares due upon exercise of this Warrant.

         5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; PROVIDED, HOWEVER, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and PROVIDED FURTHER, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. CLOSING OF BOOKS. The Company will not close its shareholder books or records in any manner that interferes with the timely exercise of this Warrant.

         7. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. Upon the surrender of this Warrant along with a Notice of Exercise, and the payment of the Exercise Price (if applicable), the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         8. ASSIGNMENT AND TRANSFER OF WARRANT. This Warrant may be assigned, divided or combined with other Warrants, in whole or in part, by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the

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office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); PROVIDED, HOWEVER, that this Warrant may not be resold except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt. As to any transfer which may be involved in any division or combination of this Warrant, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday, or legal holiday.

         11.  ADJUSTMENTS.

              (a) The Company may at any time during the term of this Warrant, reduce, but not raise, the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

              (b) The Exercise Price shall be adjusted as provided for in this Section (the Exercise Price, and the Exercise Price, as thereafter then adjusted, shall be included in the definition of Exercise Price) and the Exercise Price from time to time shall be further adjusted as follows:

                   (i) The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (A) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled

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to receive the kind and number of Warrant Shares or other securities of the
Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                   (ii) In case the Company shall, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

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         12.  NOTICE OF ADJUSTMENT. Whenever the Exercise Price, the number of
Warrant Shares, or number or kind of securities or other property purchasable upon the exercise of this Warrant, is adjusted, as herein provided, the Company shall immediately thereafter mail by registered or certified mail, return receipt requested, to the Holder a notice of such adjustment, or adjustments, signed by its President, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

         13. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the domestic securities exchange or market upon which the Common Stock may be listed.

         14.  MISCELLANEOUS.

              (a) ISSUE DATE; CHOICE OF LAW; VENUE; JURISDICTION. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. The parties consent to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

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              (b)  RESTRICTIONS. The holder hereof acknowledges that the Warrant
Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

              (c) MODIFICATION AND WAIVER. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

              (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

         15. "PIGGY-BACK" REGISTRATION. In the event the Warrant Shares are not previously included in a registration statement filed by the Company with the SEC, in addition to any other registration rights the Holder may have, the Holder shall have the right to include all of the Warrant Shares (also referred to as the "REGISTRABLE SECURITIES") as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing. Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include Holder or not include Holder as part of the registration; PROVIDED, HOWEVER, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter of such offering, evidenced in writing, only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering.

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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  December 12, 2000

                                  Latin American Casinos, Inc.

                                  By: ______________________________
                                      Jeffrey Felder, President

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                               NOTICE OF EXERCISE

To:      Latin American Casinos, Inc.

(1) The undersigned hereby elects to purchase ________ shares of Common Stock of Latin American Casinos, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) The undersigned chooses to utilize the cashless exercise feature of this Warrant and pursuant to the terms of the Warrant is entitled to receive _____ Warrant Shares upon the cashless exercise of _____ Warrant Shares.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as are specified below:

                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)
                           -------------------------------


Dated:______



------------------------------
Signature

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                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

---------------------------------------------------------------.



---------------------------------------------------------------

                                                   Dated:  ______________,


                        Holder's Signature:  _____________________________

                        Holder's Address:    _____________________________

                                             -----------------------------



Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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